Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of the 13th day of November, 2012, by and among Broadview Networks Holdings, Inc., a Delaware corporation (the “Company”), and each holder identified on the signature pages hereto (each, a “Holder”).

WHEREAS, the Company has agreed to grant the Holders certain registration rights with respect to the Notes; and

WHEREAS, this Agreement is made in connection with the issuance of certain 10.5% Senior Secured Notes due 2017 (the “Notes”) pursuant to that certain indenture dated as of November 13, 2012, among the Company, the guarantors party thereto and The Bank of New York Mellon, as trustee and collateral agent (the “Indenture”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following capitalized terms used herein have the following meanings:

“Additional Interest” is defined in Section 3.1.1(c).

“Affiliate” means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) with respect to any individual, shall also mean the spouse or child of such individual; provided, that neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of the Holders.

“Agreement” means is defined in the preamble to this Agreement.

“Automatic Shelf Registration Statement” is defined in Section 3.1.1.

“Business Day” means a day that is not a Legal Holiday.

“Commission” means the Securities and Exchange Commission.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.

“Effective Date” is defined in Section 3.1.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” is defined in the preamble to this Agreement.

“Holder Group” means any Holder together with its Affiliates.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Indenture” is defined in the recitals to this Agreement.

“Initial Registration Statement” is defined in Section 2.1.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Notes” is defined in the recitals to this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registrable Securities” means the Notes. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such Registrable Securities shall have been otherwise transferred, new Notes for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require Registration under the Securities Act; (c) such Registrable Securities shall have ceased to be outstanding; or (d) such Registrable Securities may be sold under Rule 144.

“Registration Default” is defined in Section 3.1.1(c).

“Registration Period” is defined in Section 3.1.3.

“Registration Statement” means a “shelf” registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Securities Act filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and resale of securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Suspension Notice” is defined in Section 3.1.4.

“Suspension Period” is defined in Section 3.1.4.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“WKSI” is defined in Section 3.1.1.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

2. DEMAND REGISTRATION RIGHTS.

2.1 Request for Registration. On or prior to the later of (i) March 31, 2013 and (ii) the date that is one hundred and twenty (120) days from the date hereof, the Company shall file a Registration Statement (the “Initial Registration Statement”) under the Securities Act of the Registrable Securities and shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission by the later of (x) July 15, 2013 and (y) two hundred and twenty five (225) days from the date hereof. In addition, at any time and from time to time on or after the date that is ninety (90) days from the date hereof, a Holder or Holders may make a written demand requiring the Company to effect the Registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”), and thereupon the Company shall be required to effect such Registration pursuant to and subject to the terms herein. Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall not be obligated to (i) effect more than an aggregate of two (2) Demand Registrations in respect of all Registrable Securities, including no more than one (1) Demand Registration in any six-month period, or (ii) effect any Demand Registration where the aggregate price to the public of the Registrable Securities proposed to be sold by a Holder or Holders is less than $20 million.

2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective and during the Registration Period the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the

Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, such stop order or injunction is removed, rescinded or otherwise terminated; and provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.3 Underwritten Offering. If the demanding Holders so advise the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration may be in the form of an underwritten offering. In such event, the lead Underwriter to administer the offering will be chosen by such Holders, subject to the prior written consent of the Company, such consent not to be unreasonably withheld or delayed. The Company subsequently shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting pursuant to this Section 2.3.

2.4 Withdrawal. A Holder may elect to withdraw from an offering by giving written notice to the Company and the Underwriter or Underwriters of its request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration and such Registration shall not count as a Demand Registration provided for in Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Subject to the requirements of the first sentence of Section 2.1, whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the Registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable (and in any event with one hundred eighty (180) days after receipt of a request for a Demand Registration pursuant to Section 2.1 (the “Effective Date”), and in connection with any such request:

3.1.1. (a) Filing Registration Statement. The Company shall, as expeditiously as practicable (and in any event within ninety (90) days after receipt of a request for a Demand Registration pursuant to Section 2.1) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof; provided, that the Company agrees that, at the request of the Holders, at such time as the Company becomes a “well-known seasoned issuer,” as such term is defined in Rule 405 under the Securities Act (a “WKSI”), the Company shall register an offering pursuant to Section 2 on an “automatic shelf registration statement,” as such term is defined in Rule 405 under the Securities Act (an “Automatic Shelf Registration Statement”) on Form S-3; provided further, that the Company shall not be required to file an Automatic Shelf Registration Statement if a Registration Statement on Form S-3 covering the Registrable Securities is already effective. The Company shall use its commercially reasonable efforts to cause any Registration Statement to become and remain effective for the period required by Section 3.1.3, subject to the Company’s rights under Section 3.1.3; provided, however, that the Company shall have the right to defer any

Demand Registration for up to forty-five (45) days, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its securityholders for such Registration Statement to be effected at such time because the Registration would require the Company to make a public disclosure of material, non-public information, disclosure of which, in the Board of Director’s good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading and (ii) would not be required to be made at such time but for the filing of such Registration Statement, and the Company has a bona fide business purpose for not disclosing such information publicly; and provided further, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso (x) for a total period of more than forty-five (45) days in any 365-day period in respect of a Demand Registration hereunder or (y) more than once during any 12-month period.

(b) The Company shall use its commercially reasonable efforts to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during any period during which an Automatic Shelf Registration Statement is effective. If the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If, at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and maintain the effectiveness of such Registration Statement as required in this Agreement.

(c) Additional Interest. If (i) the Initial Registration Statement has not been declared effective by the Commission on or prior to the two hundred twenty-fifth (225th) day after the date of this Agreement or any other Registration Statement has not been declared effective by the Commission on or prior to the Effective Date, (ii) a Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose at any time within the Registration Period set forth in Section 3.1.3 below without being succeeded within five (5) Business Days by a post-effective amendment to the Registration Statement that cures such failure and that is itself immediately declared effective or (iii) prior to or on the 60th day, as the case may be, of any Suspension Period as set forth in Section 3.1.4 below, such suspension has not been terminated (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), the Company agrees to pay Additional Interest (“Additional Interest”) to each demanding Holder with respect to the first 90-day period immediately following the occurrence of such Registration Default, in the form of increased interest of 0.25% on the principal amount of such Holder’s Registrable Securities subject to such Demand Registration. The amount of the Additional Interest shall increase by 0.25% after the first 90-day period until all Registration Defaults have been cured; provided that, the Company shall in no event be required to pay Additional Interest for more than one Registration Default at any given time; and provided further, that in no event shall the Additional Interest accrue at a rate per year exceeding 1.00% of the principal amount of such Holder’s Registrable Securities. Following the cure of all Registration Defaults relating to any particular Registrable Security, the accrual of Additional Interest with respect to such Registration Default will cease.

3.1.2. Opportunity to Review. The Company shall, sufficiently in advance of filing with the Commission a Registration Statement or prospectus, or any amendment or supplement thereto, including documents incorporated by reference, furnish without charge to the Holders and their legal counsel, copies of all such documents proposed to be filed and provide the Holders and their legal counsel with a reasonable opportunity to review such documents and comment thereon, and shall make such changes to such documents as a Holder or its counsel reasonably request in a timely fashion.

3.1.3. Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement (or successor Registration Statement) effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of ninety (90) days in the case of a Registration Statement filed with respect to and used solely for a single “one-off” underwritten offering) plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn (such period, the “Registration Period”). To the extent the Holders seek to consummate a pro rata distribution of any of their Registrable Securities, the Company agrees to take all actions reasonably requested by the Holders in order to effectuate such distribution, including filing supplements to the Prospectus which name the distributees if deemed necessary or appropriate.

3.1.4. Suspension. Upon (i) the issuance by the Commission of a stop order suspending the effectiveness of a Registration Statement filed pursuant to Section 2, (ii) the occurrence of any event or the existence of any fact as a result of which a Registration Statement relating to Registrable Securities would contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the occurrence or existence of any pending material corporate development that, in the reasonable and good faith opinion of the board of directors of the Company, makes it appropriate to suspend the availability of any such Registration Statement because it would be materially detrimental to the Company for the Registration to proceed at such time, then the Company shall deliver a notice to the Holders that the availability of such Registration Statement is suspended, as the case may be (a “Suspension Notice”), and, upon receipt of a Suspension Notice, the Holders agree not to sell any Registrable Securities pursuant to such Registration Statement until the Holders are advised by the Company in writing that the related prospectus may be used to sell the Registrable Securities, and the Holders have received copies of the supplemental filings or amendments that are incorporated or deemed incorporated by reference to such prospectus. The Company shall use its commercially reasonable efforts to ensure that the use of such Registration Statement may be resumed, as applicable, (A) in the case of clause (i) above, as promptly as practicable, (B) in the case of clause (ii) above, as soon as, in the reasonable judgment of the Company, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) in the case of clause (iii) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The Company shall not be permitted to deliver a Suspension Notice, nor exercise its rights of Suspension under this Section, more than once during any 12 month period, and the period during which any Registration Statement may be suspended under this Section (the “Suspension Period”) shall not exceed sixty (60) days on any one occasion.

3.1.5. Notification. After the filing of a Registration Statement, the Company shall promptly notify the Holders of such filing, and shall further notify the Holders promptly and confirm such advice in writing of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; and (iii) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders included in such Registration Statement any such supplement or amendment. The Company shall promptly send the Holders any comments of the Commission received by the Company with respect to the Registration Statement and any Company responses to such comments (including comments on documents incorporated by reference into the Registration Statement).

3.1.6. State Securities Laws Compliance; FINRA. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement as necessary under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders (in light of their intended plan of distribution) may request in writing and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable a Holder or Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction. In addition, the Company shall use its commercially reasonable efforts to file or cause the Registration Statement to be filed with FINRA and, in the event of an offering involving any FINRA member, secure a no objections letter with respect to the compensation to be paid to any FINRA member.

3.1.7. Agreements for Disposition. The Company shall enter into customary agreements (in customary form, scope and substance) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, provided, that the Company only shall be required to enter into an underwriting agreement in accordance with the provisions of Section 3.5.1.

3.1.8. Cooperation. The Company shall make available its executive officers, as it deems appropriate, to cooperate reasonably in any offering of Registrable Securities hereunder,

which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents and, in the event of an underwritten offering, participation in meetings and roadshows with Underwriters, analysts, attorneys, accountants and potential investors.

3.1.9. Records. The Company shall make available upon reasonable notice at reasonable time and for reasonable periods for inspection by the Holders, by any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by the Holders or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that any such Person gaining access to information regarding the Company pursuant to this Section shall agree to keep such information confidential until such information otherwise becomes public, unless disclosure by a Person is required by law; provided, further, that notwithstanding each Person’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

3.1.10. Opinions and Comfort Letters. In the case of an underwritten offering pursuant and subject to Section 2.3, the Company shall furnish to the Holders a signed copy of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants (or accountants for any entity acquired by the Company whose financial statements are included in the Registration Statement) delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, or in non-underwritten transactions, the Company shall furnish to the Holders, at any time that the Holders elect to use a prospectus, an opinion of counsel to the Company stating only that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.11. QIU. The Company shall use its commercially reasonable efforts to cause the retention of a qualified independent underwriter (QIU) to the extent required by the FINRA rules and regulations with respect to any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4, or any suspension by the Company pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors of the ability of all insiders covered by such program to transact in the Company’s securities because of the existence of material non-public information, the Holders shall discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities immediately until it receives the supplemented or amended prospectus contemplated by Section 3.1.5(iii) or the restriction on the ability of insiders to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in its possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Registration pursuant to Section 2 and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all Registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees) and the Company’s own expenses in connection with any roadshow (including travel and lodging); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) FINRA fees (and fees of counsel in connection with FINRA’s review of the Registration Statement); (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.10); (viii) the fees and expenses of any special experts retained by the Company in connection with such Registration; (ix) fees of the Company’s registrar; (x) the fees and expenses of one legal counsel selected by the Holders; and (xi) the fees of a single custodian utilized in connection with any underwritten offering. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders, which underwriting discounts or selling commissions shall be borne by the Holders. In addition, in an underwritten offering, the Holders shall bear any expenses of the Underwriter required to be borne by the Holders or the Company pursuant to the underwriting agreement pro rata in proportion to the respective amount of Registrable Securities each is selling in such offering.

3.4 Information. The Holders shall promptly provide such information as may reasonably be requested by the Company or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. No Holder may include Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within twenty (20) Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Registration Statement. Each Holder as to which any Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

3.5 Underwritten Offerings.

3.5.1. Underwriting Agreements. If requested by the Underwriters for any underwritten offering requested by a Holder or Holders pursuant to Section 2.3, the Company and the Holders shall enter into an underwriting agreement with such Underwriters, such agreement to be in customary scope, substance and form and to contain such terms and conditions as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4. The Holders (i) shall not be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holders, their Registrable Securities, their intended method of distribution and any other representations required by law, (ii) shall not be required to enter into a lock-up arrangement with respect to any securities of the Company and (iii) shall not be required to indemnify or contribute amounts in excess of the net proceeds to the Holders in the related offering and with respect to any information beyond the information about the Holders in the Selling Noteholder table in the Registration Statement.

3.5.2. Price and Underwriting Discounts. In the case of an underwritten offering requested by the Holders pursuant to Section 2.3, the price, underwriting discount and other financial terms of the related underwriting agreement for each class of Registrable Securities shall be determined by the Holders.

3.5.3. Participation in Underwritten Offerings. No Person may participate in an underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder shall be required to enter into a lock-up arrangement with respect to any securities of the Company.

3.6 No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement that is inconsistent with the rights granted to a Holder or Holders by this Agreement.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each of its officers, employees, affiliates, directors, partners, members, attorneys and agents and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder (each, an “Holder Indemnified Party”) from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act, or summary prospectus contained in the Registration Statement, or any amendment or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly advance and/or reimburse the Holder Indemnified Party, as incurred, for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by the Holders. Each Holder will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its officers, employees, affiliates, directors, partners, members, attorneys and agents and each Underwriter (if any), and each other selling Holder and each other Person, if any, who controls such Person within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act, or summary prospectus contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, or any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the

Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1 and 4.2 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding Section.

4.4.3. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation, and each

Holder shall only be required to contribute if such Holder would have otherwise been required to indemnify under Section 4.2. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Term. This Agreement shall terminate on the earliest to occur of (i) its termination by the consent of the parties hereto, (ii) the date on which all of the Notes are redeemed, retired or otherwise repaid in full and (iii) the date that the Notes held by the parties hereto no longer constitute Registrable Securities. The provisions of Section 4 and Section 5 shall survive any termination.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders hereunder may not be assigned or delegated by the Holders in whole or in part other than to Affiliates of the Holders in connection with a disposition of Notes in compliance with the Indenture. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4.

6.3 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Broadview Networks Holdings, Inc.

800 Westchester Avenue

Suite N-501

Rye Brook, New York 10573

Attention: General Counsel

Facsimile: (914)724-5818

if to the Holders, to such Holder’s address as it appears on the books of the Company’s registrar

6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement, together with the Indenture and the Notes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

6.7 Modifications and Amendments. Any provision of this Agreement may be amended or modified if, but only if, such amendment or modification is in writing and is duly executed and delivered by the Company and Holders consisting of the largest Holder Group and one additional Holder Group, provided that such Holders represent at least a majority in interest of the then outstanding Registrable Securities.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party and specifically refers to this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce their rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.11 Waiver of Trial by Jury. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Michael K. Robinson
Name: Michael K. Robinson Title: President + CEO

[Signature Page to Registration Rights Agreement]

HOLDERS:

MASTER TRUST BANK OF JAPAN LTD. RE: FIDELITY US HIGH YIELD By: Fidelity Management & Research Company, as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Authorized Signatory

FIDELITY FUNDS—US HIGH INCOME By: Fidelity Management & Research Company, as Investment Manager

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR HIGH INCOME ADVANTAGE FUND

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

FIDELITY SUMMER STREET TRUST: FIDELITY GLOBAL HIGH INCOME FUND

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

FIDELITY SUMMER STREET TRUST: FIDELITY SERIES HIGH INCOME FUND

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: FIDELITY HIGH INCOME CENTRAL FUND 2

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

FIDELITY SUMMER STREET TRUST: FIDELITY HIGH INCOME FUND

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

PYRAMIS HIGH YIELD FUND, LLC By: Pyramis Global Advisors LLC, as Investment Manager

By:	/s/ Dave Censorio
Name: Dave Censorio Title: Assistant Treasurer

THE ASSETS MANAGEMENT COMMITTEE OF THE COCA-COLA COMPANY MASTER RETIREMENT TRUST By: Pyramis Global Advisors Trust Company, as Investment Manager

By:	/s/ Dave Censorio
Name: Dave Censorio Title: Assistant Treasurer

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

FIDELITY AMERICAN HIGH YIELD FUND By: Fidelity Investments Canada ULC, in its capacity as Trustee

By:	/s/ Kevin Barber
Name: Kevin Barber Title: Senior Vice President, Risk Management & Fund Treasurer

FIDELITY CANADIAN ASSET ALLOCATION FUND By: Fidelity Investments Canada ULC, in its capacity as Trustee

By:	/s/ Kevin Barber
Name: Kevin Barber Title: Senior Vice President, Risk Management & Fund Treasurer

IG FI CANADIAN ALLOCATION FUND By. Fidelity Investments Canada ULC, as Investment Advisor

By:	/s/ Kevin Barber
Name: Kevin Barber Title: Senior Vice President, Risk Management & Fund Treasurer

FIDELITY CANADIAN BALANCED FUND By: Fidelity Investments Canada ULC, in its capacity as Trustee

By:	/s/ Kevin Barber
Name: Kevin Barber Title: Senior Vice President, Risk Management & Fund Treasurer

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

WATERSHED CAPITAL PARTNERS, L.P. By: WS Partners, L.L.C., its General Partner

By:	/s/ Q. Munir Alam
Name: Q. Munir Alam Title: Managing Member

WATERSHED CAPITAL PARTNERS II, L.P. By: WS Partners, L.L.C., its General Partner

By:	/s/ Q. Munir Alam
Name: Q. Munir Alam Title: Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P. By: WS Partners, L.L.C., its General Partner

By:	/s/ Q. Munir Alam
Name: Q. Munir Alam Title: Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS II, L.P. By: WS Partners, L.L.C., its General Partner

By:	/s/ Q. Munir Alam
Name: Q. Munir Alam
Title: Managing Member

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

WATERSHED CAPITAL PARTNERS (OFFSHORE) MASTER FUND, L.P. By: WS Partners, L.L.C., its General Partner

By:	/s/ Q. Munir Alam
Name: Q. Munir Alam Title: Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE) MASTER FUND II, L.P. By: WS Partners, L.L.C., its General Partner

By:	/s/ Q. Munir Alam
Name: Q. Munir Alam Title: Managing Member

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

FIL INVESTMENTS INTERNATIONAL, ACTING AS AGENT FOR AND ON BEHALF OF FIDELITY FUNDS SICAV IN RELATION TO THE GLOBAL HIGH YIELD FOCUS POOL

By:	/s/ Olivier Szwarcberg
Name: Olivier Szwarcberg Title: Authorized Signatory

FIL INVESTMENT SERVICES (UK) LIMITED, ACTING AS AGENT FOR AND ON BEHALF OF FIDELITY INVESTMENTS FUNDS, IN RELATION TO FIDELITY GLOBAL HIGH YIELD FUND

By:	/s/ Olivier Szwarcberg
Name: Olivier Szwarcberg Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

Broadview Networks Holdings, Inc.

HOLDERS (Continued):

BLACKROCK GLOBAL FUNDS – US DOLLAR HIGH YIELD BOND FUND By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

THE PNC FINANCIAL SERVICES GROUP, INC. PENSION PLAN By: Blackrock Financial Management, Inc., its Investment Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

NATIONAL TELECOMMUNICATIONS COOPERATIVE ASSOCIATION By: Blackrock Financial Management, Inc., its Investment Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

MET INVESTORS SERIES TRUST – BLACKROCK HIGH YIELD PORTFOLIO By: Blackrock Financial Management, Inc., its Investment Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

BLACKROCK CORPORATE HIGH YIELD FUND V, INC. By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC. By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK HIGH INCOME SHARES By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK GLOBAL FUNDS GLOBAL HIGH YIELD BOND FUND By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

BLACKROCK CORPORATE HIGH YIELD FUND III, INC. By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK CORPORATE HIGH YIELD FUND, INC. By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM By: Blackrock Financial Management, Inc., its Investment Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK HIGH YIELD V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC. By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

BLACKROCK HIGH YIELD PORTFOLIO OF THE BLACKROCK SERIES FUND, INC. By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK FUNDS II – BLACKROCK HIGH YIELD BOND PORTFOLIO By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK HIGH YIELD TRUST By: Blackrock Financial Management, Inc., its Sub-Advisor .

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

BLACKROCK STRATEGIC BOND TRUST By: Blackrock Financial Management, Inc., its Sub-Advisor

By:	/s/ Matthew J. Savino
Name: Matthew J. Savino Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS (Continued):

MSD CREDIT OPPORTUNITY FUND, L.P. By: MSDC Management, L.P., its Investment Manager

By:	/s/ Marcello Liguori
Name: Marcello Liguori Title: Managing Director

[Signature Page to Registration Rights Agreement]